EXHIBIT 11

                     FRED MEYER, INC. AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (in thousands, except per share amounts)

                                           53 Weeks               52 Weeks Ended
                                             Ended          -------------------------
                                             Feb. 3,        Jan. 28,          Jan. 29,
                                             1996            1995              1994
                                            -------         -------          --------
Weighted average number
  of shares outstanding..................    26,682          26,514           25,878

Weighted average number
  of shares under option.................     2,683           3,452            4,032

Shares assumed to have
  been purchased under the
  treasury stock method..................    (1,032)         (1,341)          (1,535)
                                            -------         -------          -------
Weighted average number
  of common and common
  equivalent shares outstanding..........    28,333          28,625           28,375
                                            =======         =======          =======
Net income before the effect
  of an accounting change................   $30,286         $ 7,168          $70,904

Effect of an accounting change...........       ---             ---           (2,588)
                                            -------         -------          -------

Net income...............................   $30,286         $ 7,168          $68,316
                                            =======         =======          =======

Earnings per common share on:

  Net income before the effect
    of an accounting change..............   $  1.07         $  0.25          $  2.50

  Effect of an accounting change.........       ---             ---            (0.09)
                                            -------         -------          -------
Net income...............................   $  1.07         $  0.25          $  2.41
                                            =======         =======          =======